EXHIBIT 4.1.1
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                       AMENDMENT No. 1 TO RIGHTS AGREEMENT


                  THIS AMENDMENT NO. 1 (the "Amendment"), dated as of October 27, 2003, to the Rights Agreement, dated as of August 16, 2000 (the "Rights Agreement"), between FleetBoston Financial Corporation, a Rhode Island corporation (the "Company"), and EquiServe, LP, as Rights Agent (the "Rights Agent").

                                    RECITALS

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

                  WHEREAS, Bank of America Corporation, a Delaware corporation ("Bank of America") and the Company contemplate entering into an Agreement and Plan of Merger (the "Plan") pursuant to which the Company will merge with and into Bank of America Corporation (the "Merger"), with Bank of America surviving. The Board of Directors of the Company has approved the Plan.

                  WHEREAS, in connection with the Plan, Bank of America and the Company contemplate entering into a stock option agreement (the "Bank of America Stock Option Agreement") pursuant to which the Company will grant to Bank of America an option to purchase shares of the Company's common stock, par value $0.01 per share, on the terms and subject to the conditions set forth in the Bank of America Stock Option Agreement. The Board of Directors of the Company has approved the Bank of America Stock Option Agreement.

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement.

                  WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

                  WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                  Accordingly, the parties agree as follows:

                  A. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:
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                  "Bank of America" means Bank of America Corporation, a
                   Delaware corporation.

                  "Merger" shall mean the "Merger" as such term is defined in the Plan.

                  "Plan" shall mean the Agreement and Plan of Merger, dated as of October 27, 2003, by and between the Company and Bank of America, as it may be amended from time to time.

                  "Bank of America Stock Option Agreement" shall have the meaning set forth in the Plan.

                  B. AMENDMENT OF THE DEFINITION OF "ACQUIRING PERSON". The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, Bank of America shall not be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Plan or the Bank of America Stock Option Agreement, (ii) the consummation of the Merger or
         (iii) the consummation of any other transaction contemplated in the Plan or the Bank of America Stock Option Agreement."

                 C. AMENDMENT OF THE DEFINITION OF "STOCK ACQUISITION DATE". The definition of "Stock Acquisition Date" in Section 1(m) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution and delivery of the Plan or the Bank of America Stock Option Agreement, (ii) the consummation of the Merger, or (iii) any other transaction provided for by the Plan or the Bank of America Stock Option Agreement, including without limitation the consummation thereof."

                 D. AMENDMENT OF SECTION 3. Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution and delivery of the Plan or the Bank of America Stock Option Agreement, (ii) the consummation of the Merger, or (iii) any other transaction provided for by the Plan or the Bank of America Stock Option Agreement, including without limitation the consummation thereof."

Furthermore, Section 3 of the Rights Agreement is amended to add the following sentence at the end thereof as Section 3(d):

                  "Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the execution and delivery of the Plan or the Bank of America Stock Option Agreement or by virtue of any of the transactions provided for by the Plan or the Bank of America Stock Option Agreement, including without limitation the consummation thereof."

                 E. AMENDMENT OF SECTION 7(A). Section 7(a) of the Rights Agreement is hereby amended and supplemented by deleting "(i) the close of business on November 21, 2010 (the "Final Expiration Date")" and replacing it with the following:

                  "(i) the earlier of (x) the close of business on November 21, 2010 and (y) the consummation of the Merger (such earlier date, the "Final Expiration Date")"

                 F. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                 G. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                      FLEETBOSTON FINANCIAL CORPORATION



By:  /s/ Lauren A. Mogensen                By:    /s/ Eugene M. McQuade
   ---------------------------                  --------------------------------
   Name:  Lauren A. Mogensen                    Name:  Eugene M. McQuade
   Title: Deputy General Counsel                Title: President
   and Assistant Secretary


Attest:                                      EQUISERVE, LP



By:  /s/ John Piskadis                       By:  /s/ Thomas A. Ferrari
   ---------------------------                  --------------------------------
   Name:  John Piskadis                         Name:  Thomas A. Ferrari
   Title: Senior Account Manager                Title: Senior Managing Director